Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated March 8, 2021, except for Note 2 and Note 16, as to which the date is June 2, 2021, relating to the consolidated financial statements of Aspire Global Inc., its subsidiaries, its variable interest entity (“VIE”) and its VIE’s subsidiary which is contained in this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/BDO China Shu Lun Pan Certified Public Accountants LLP

Beijing, the People’s Republic of China

June 2, 2021